UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2006

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2006, the Manangement Development and Compensation Committee of Sterling Financial Corporation (the "Corporation"), determined the material elements of the Executive Officers' 2006 compensation, including setting the 2006 corporate performance goals for cash bonuses payable under the Corporation's Executive Annual Gain-Sharing Plan. For 2006, the Committee established fully diluted earnings per share (EPS), return on average realized equity (ROE), and efficiency/productivity ratio as the key measures of corporate performance as well as a discretionary individual performance measure for certain executives. The attached Exhibit 99.1 sets forth the percentages of 2006 annual base salary that each of the executive officers may earn upon the attainment of the established corporate performance levels of: Threshold, Budget, Long-term Goal, and Maximum.

In 2005, the performance factors included basic earnings per share (EPS) growth, return on average realized equity (ROE), efficiency/productivity ratio, and a discretionary individual performance measure. The financial performance goals for 2005 were set at four levels: Threshold, Budget, Long-term Goal, and Maximum. The performance results for 2005, as adjusted for the 5-for-4 stock split paid on June 1, 2005, were, as reported by the Corporation on Form 8-K dated January 24, 2006 as follows:

Basic EPS: $1.36
ROE: 13.97%
Efficiency Ratio: 61.0%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

March 8, 2006	By:	Jean Svoboda

Name: Jean Svoboda
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Sterling Financial Corporation's 2006 Executive Annual Gain Sharing Performance Goals